Exhibit 10.3

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (the “Agreement”) is made as of November 1, 2021 by and between BroadOak Fund V, L.P. ( “Creditor”) and COMERICA BANK (“Bank”).

Recitals

A. Interpace Biosciences, Inc., a Delaware corporation, Interpace Diagnostics Corporation, a Delaware corporation, Interpace Diagnostics, LLC, a Delaware limited liability company and Interpace Pharma Solutions, Inc., a Delaware corporation (jointly and severally, “Borrower”), has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower, under that certain Loan and Security Agreement, dated as of October 13, 2021 (as amended, restated, modified, supplemented, and/or replaced from time to time, the “Senior Loan Agreement”), between Borrower and Bank.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time, under that certain Loan and Security Agreement, dated as of October 29, 2021 (as amended, restated, modified, supplemented, and/or replaced from time to time, the “Subordinated Loan Agreement”), between Borrower and Creditor.

C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor, whether presently existing or arising in the future to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of Creditor’s security interests, if any to all of Bank’s security interests in the Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meaning as in the Senior Loan Agreement. In addition, the following capitalized terms have the meanings given below:

(a) “Bank Services Debt” means obligations of Borrower to Bank or any affiliate of Bank in connection with any products or services requested by Borrower and approved by Bank including, without limitation, ACH transactions (including overdrafts), foreign exchange transactions and contracts, letters of credit, corporate credit cards and other treasury and cash management products and services (including maintaining deposit or securities accounts), in all cases whether or not provided pursuant to the Senior Loan Agreement.

(b) “Collateral” means all of Borrower’s and any Guarantor’s rights, titles, property and interests in, any and all property and assets, of whatever nature and kind and wherever situated, both present and future, together with all proceeds (including, without limitation, proceeds of insurance) of or derived from any of the foregoing, and including without limitation, Collateral as such term is defined in each of the Lender Documents, including, without limitation, all properties and assets of Borrower or any Guarantor in which either Creditor or Bank may from time to time have a Lien.

(c) “Creditor Default and Enforcement Notice” means written notice delivered by Creditor to Bank (i) stating that an Event of Default has occurred and is continuing under the Subordinated Loan Documents and providing a detailed description of such Event of Default(s), (ii) stating that Creditor intends to take one or more Enforcement Actions with respect to Borrower and/or Collateral, and providing a detailed description of the specific Enforcement Actions Creditor proposes to take, and (iii) that such notice is delivered to Bank at least 30 days prior to the date of any proposed Enforcement Action by Creditor.

(d) “Enforcement Action” means any action by Bank or Creditor, whether judicial or non-judicial, to (i) exercise any remedy with respect to the Collateral or Borrower or any Guarantor, (ii) repossess, collect, accelerate, offset, recoup, give notification to third parties (including, without limitation, account debtor notices) with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain legal, equitable or injunctive relief with respect to any indebtedness owing from Borrower or any Guarantor or with respect to any Collateral, including any sale or disposition after the occurrence of an Event of Default with the consent of or at the direction of Bank or Creditor, (iii) exercise any put option, (iv) redeem any equity securities, or (v) join in the filing by a Bank or Creditor of an involuntary bankruptcy or insolvency proceeding against Borrower or any Guarantor, provided, however, none of the following actions shall be deemed to be an Enforcement Action: (i) the imposition of a default rate or late fee as permitted pursuant to the provisions of the applicable loan documents, (ii) the cessation of lending pursuant to the provisions of the applicable loan documents, including upon the occurrence of an event of default, (iii) filing and defending any proof of claim in any Insolvency Proceeding, (iv) the customary operation of a lockbox and/or dominion of funds account, including application by Bank of collections therein to outstanding Senior Debt, and (v) application of pledged cash collateral by Bank to Bank Services Debt or Hedging Services Debt.

(e) “Guarantor” means any party or parties that becomes a guarantor of any of the Senior Debt or the Subordinated Debt.

(f) “Hedging Services Debt” means obligations of Borrower or any Guarantor to Bank in connection with any interest rate swap, forward rate, basis swap, cap or floor transaction requested by Borrower or any Guarantor and approved by Bank.

(g) “Insolvency Proceeding” means any case or proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, the appointment of a receiver, interim receiver or receiver and manager, or other relief.

(h) “Lender Documents” means, collectively, the Senior Loan Documents and the Subordinated Loan Documents.

(i) “Lenders” means collectively, Bank and Creditor.

(j) “Liens” shall mean all liens, mortgages, security interests, pledges, charges, assignments, title retention agreements, leases, hypothecs, or other security or claims or encumbrances with respect to any assets or property.

(k) “Paid in Full” means, with respect to the Senior Debt or Subordinated Debt that: (i) all of such Senior Debt or Subordinated Debt (other than contingent indemnification, gross-up and make-whole obligations as to which, in each case, no claim has been asserted) have been irrevocably paid, performed, or discharged in full; (ii) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Senior Debt or Subordinated Debt; and (iii) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by standby letters of credit or cash collateralized in each case on terms and conditions satisfactory to Bank) in accordance with the terms of such documents.

(l) “Permitted Payments” means (a) scheduled repayments of principal when due under the Subordinated Loan Documents as in effect on the date hereof or amended in accordance with the terms hereof (but no prepayments, whether optional or mandatory); (b) scheduled payments of accrued interest (whether payable in cash or in-kind) when due under the Subordinated Loan Documents as in effect on the date hereof or as amended in accordance with the terms hereof (including as may accrue during any Insolvency Proceeding of Borrower or any Guarantor); (c) all reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents in an annual aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000); and (d) other payments consented to in writing by Bank.

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(m) “Senior Debt” means all indebtedness, liabilities and other obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) of Borrower to Bank now existing or hereafter arising under or in connection with the Senior Loan Documents, Bank Services Debt, and Hedging Services Debt, whether absolute or contingent, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, together with all costs of collecting and enforcing such obligations (including reasonable attorneys’ fees), including, without limitation, (i) all principal, (ii) all interest accruing in respect of such principal amount under the Senior Loan Documents whether before or after the commencement by or against Borrower of any Insolvency Proceeding, and (iii) such other amounts as may accrue or be incurred in respect of Obligations owing under the Senior Loan Documents before or after default or workout or the commencement of any Insolvency Proceeding by or against Borrower (or, for purposes of the foregoing clauses (ii) or (iii), which would have accrued but for such Insolvency Proceeding and, in each case, whether or not a claim for all or any portion of such amounts is allowed or allowable in such Insolvency Proceeding).

(n) “Senior Debt Cap” means Senior Debt which shall not exceed an aggregate principal amount (other than in respect of Bank Services Debt and Hedging Services Debt) of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000); provided that the Senior Debt Cap shall not limit that amount of interest, fees, charges, expenses, indemnification claims and payments, and other like amounts payable to Bank pursuant to the Senior Loan Documents.

(o) “Senior Loan Documents” means the Senior Loan Agreement and the other Loan Documents (as that term is defined in the Senior Loan Agreement), all instruments and agreements respecting Bank Services Debt or Hedging Services Debt and all other documents, instruments or agreements entered into in connection therewith or evidencing, guarantying, securing or otherwise documenting the whole or any part of the Senior Debt as the same may from time to time be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced from time to time.

(p) “Subordinated Debt” means all indebtedness, obligations and liabilities (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) now or hereafter owed by Borrower to Creditor now existing or hereafter arising under or in connection with the Subordinated Loan Documents, whether absolute or contingent, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, together with all costs of collecting and enforcing such obligations (including attorneys’ fees) including but not limited to: (i) all principal, (ii) all interest accruing in respect of such principal amount under the Subordinated Loan Documents whether before or after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding; (iii) all obligations or liabilities of Borrower in connection with the redemption or repurchase of any warrant issued under the Subordinated Loan Agreement or in connection with any redemption or repurchase of any equity securities issued or issuable upon exercise of the rights under any such warrant or upon conversion of or in exchange for such warrant or any equity securities issued or issuable thereunder; (iv) all obligations or liabilities of Borrower with respect to any put rights, put options, or dividends in favor of Creditor or under the Subordinated Loan Documents, and (v) such other amounts as may accrue or be incurred in respect of obligations owing under the Subordinated Loan Documents before or after default or workout or the commencement of any Insolvency Proceeding by or against Borrower (or, for purposes of the foregoing clauses (ii) or (v), which would have accrued but for such Insolvency Proceeding and, in each case, whether or not a claim for all or any portion of such amounts is allowed or allowable in such Insolvency Proceeding).

(q) “Subordinated Debt Cap” means Subordinated Debt shall not exceed an aggregate principal amount of Nine Million Dollars ($9,000,000), minus all payments of principal in respect of Subordinated Debt; provided that the Subordinated Debt Cap shall not limit the amount of interest, fees, expenses, indemnification claims and payments, and other like amounts payable to Creditor pursuant to the Subordinated Loan Documents, and the aggregate outstanding amount of obligations under clause (p)(iii) and (p)(iv) above shall not at any time exceed Four Million Dollars ($4,000,000) and at all times shall be unsecured.

(r) “Subordinated Loan Documents” means that certain Subordinated Loan Agreement, and all other documents, instruments or agreements entered into in connection therewith or evidencing, guarantying, securing or otherwise documenting the whole or any part of the Subordinated Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced.

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2. Creditor subordinates to Bank any Lien that Creditor may, from time to time, have in any Collateral. Notwithstanding any contrary priority established by (i) the manner, timing or order of attachment or perfection of the Liens granted to Creditor and Bank, including the filing dates of their respective financing statements, (ii) the recording dates of any other security perfection documents, or (iii) possession, or control, of any of the Collateral, the Liens of Bank in the Collateral, shall at all times be prior and senior to the Liens of Creditor. The relative priorities specified herein are absolute and unconditional and are expressly not conditioned upon the non-avoidability or perfection of the Lien to which another Lien is subordinated. Each of the parties hereto consents to the debt and Liens held by the other in accordance with the terms of this Agreement, provided, however, that, until the Senior Debt has been Paid in Full, the debt and Liens of the Creditor shall at all times be subordinated to the Senior Debt and Liens of the Bank and that the Collateral encumbered by any Liens in favor of the Creditor shall also be encumbered by Liens in favor of the Bank. Each Lender agrees, subject to the terms hereof, that it will not (and hereby waives any right to), directly or indirectly, contest or support any person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, or the enforceability of a Lien held by the other Lender in the Collateral, provided, however, that, notwithstanding the foregoing, each Lender shall be entitled to enforce its rights under this Agreement against the other Lender.

3. All Subordinated Debt is subordinated in right of payment and priority to all Senior Debt.

4. Creditor will not demand nor receive from Borrower or any Guarantor (and Borrower and any Guarantor will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor take any Enforcement Action against any Collateral, Borrower, or any Guarantor, for so long as any portion of the Senior Debt remains outstanding or Bank has any obligation to extend credit to any Borrower, provided, however, that Creditor may, subject to this Section 4 and Section 5 hereof, receive Permitted Payments. Notwithstanding the foregoing, Creditor may take Enforcement Action after one hundred fifty (150) days has elapsed (the “Standstill Period”) since the date on which Bank received a Creditor Default and Enforcement Notice. In the event that during or after the Standstill Period Bank has commenced an Enforcement Action or an Insolvency Proceeding has been commenced, then such Standstill Period shall be extended or revived indefinitely during the continuation of such proceedings and actions until the Senior Debt is Paid in Full.

5. Notwithstanding anything to the contrary herein, upon (i) the occurrence and during the continuance of an Event of Default (under and as defined in the Senior Loan Agreement and (ii) written notice thereof to Creditor from Bank (a “Payment Blockage Notice”), Creditor shall not take any Enforcement Action or otherwise exercise any remedy with respect to Borrower, or any Guarantor or Collateral, nor receive any payment from Borrower or any Guarantor in respect of any Subordinated Debt during each period (each a “Payment Blockage Period”) commencing on the date of delivery of the Payment Blockage Notice and ending on the earliest to occur of the following events:

(a) such Event of Default has been cured or has been waived by Bank in writing, in its sole and absolute discretion;

(b) one hundred fifty (150) days have passed from the date of such Payment Blockage Notice; provided, however, that (i) if, prior to the expiration of such one hundred fifty (150) day period, (A) Bank has commenced an Enforcement Action, or (B) an Insolvency Proceeding is commenced by or against Borrower or Guarantor, the Payment Blockage Period shall be automatically extended during the continuance of such actions or proceedings or (ii) subject to clause (i) above, if there is a payment default relating to the Senior Debt, then such period shall be extended until Bank has confirmed in writing to Creditor that all past due payments (including accelerated payments) owed to Bank have been paid in full in cash or the waiver of such default; or

(c) the Senior Debt has been Paid in Full and all obligations of Bank to extend credit to Borrower has terminated.

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Immediately after expiration of a Payment Blockage Period, Creditor may accept and Borrower may make all Permitted Payments due and owing to Creditor, unless such payment would cause an Event of Default under the Senior Loan Documents. In no event shall Bank issue Payment Blockage Notices during the term of this Agreement for defaults which do not involve a failure to make a payment of Senior Debt for more than one hundred fifty (150) days in the aggregate for any consecutive period of three hundred sixty-five (365) days (provided that any Payment Blockage Notices sent as a result of (i) an Event of Default resulting from a payment default under the Senior Loan Documents, or (ii) Creditor delivering a Creditor Default and Enforcement Notice to Bank shall be excluded from such limitation); provided, however, that the foregoing limitation shall not apply in the event that prior to the expiration of any Payment Blockage Period or Standstill Period Bank has commenced an Enforcement Action or an Insolvency Proceeding is commenced, then such period shall be extended during the continuation of such proceedings and actions until the Senior Debt is Paid in Full.

6. Notwithstanding the imposition of any Standstill Period or Payment Blockage Period, Creditor may, during the existence and continuance of any Subordinated Event of Default, and in accordance with the terms thereof, (a) take action for non-payment of the Subordinated Debt for the purposes of obtaining a monetary judgment in respect thereof, provided that (i) no measure is taken to enforce any judgment granted in such action, (ii) such action would not have the effect of providing Creditor the right to receive payment of the Subordinated Debt prior to the Senior Debt being Paid in Full, and (iii) that such action shall not contest the priority set out in this Agreement or otherwise have the effect of providing the Creditor Liens priority over the Bank Liens, (b) take action as required to preserve the validity, efficacy or priority of the Subordinated Debt and the Creditor Liens, provided that such action shall not contest the priority set out in this Agreement or otherwise have the effect of providing the Creditor Liens priority over the Bank Liens, (c) take action for conversion of any non-fixed charge to a fixed charge to the extent applicable under the Creditor’s security, and (d) give notice of default, demand for payment or acceleration of the Subordinated Debt or similar notices to Borrower.

7. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

8. (a) In the event of an Insolvency Proceeding of the Borrower, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be Paid in Full before any payment is made to Creditor, and this Agreement shall be considered to be a “subordination agreement” under Section 510 of the United States Bankruptcy Code, as amended, and all references herein to Borrower shall apply to the trustee for the Borrower and any such Borrower as a debtor-in-possession.

(b) In the event and during the continuation of any Insolvency Proceeding, the Creditor shall not object to or oppose any cash collateral order approved by the Bank (or to which Bank does not object) or to the provision of any debtor-in-possession financing provided or approved by Bank (“DIP Financing”), even if secured (with or without any pre-petition Senior Debt) by senior Liens on the property of Borrower (and to the extent such debtor-in-possession financing Liens are senior to, or rank pari-passu with, the Lien securing the pre-petition Senior Debt, the Creditor will subordinate the Liens securing the Subordinated Debt to such Liens securing the DIP Financing and the pre-petition Senior Debt), provided (i) the interest rate, fees, advance rates and lending limits are commercially reasonable under the circumstances, (ii) such order or financing is not inconsistent with this Agreement, (iii) Creditor otherwise retains its Liens on the Collateral on substantially the same terms as in effect as of the date hereof, and (iv) the aggregate principal amount of loans and letter of credit obligations that could be outstanding under any such DIP Financing, together with the outstanding principal amount of the pre-petition Senior Debt that is outstanding (immediately after giving effect to any payment thereof with the proceeds of any such DIP Financing), shall not exceed 115% of the cap on the aggregate principal amount of the Senior Debt set forth in the definition of Senior Debt.

(c) The Creditor may seek adequate protection of its interest in Collateral securing the Subordinated Debt in the form of replacement Liens on post-petition collateral of the same type as the collateral securing the pre-petition Subordinated Debt so long as the Bank has been granted replacement Liens on such collateral securing the pre-petition Senior Debt (but the failure to obtain adequate protection shall not affect the agreements of the Creditor hereunder). The Creditor agrees that it shall not contest or support any other person contesting any request by Senior Creditor for such Liens. Nor shall the Creditor oppose any request by the Bank for relief from the automatic stay or any other stay in any Insolvency Proceeding, provided that if the stay is lifted with respect to the Senior Debt, then the Bank agrees not to oppose a motion by the Creditor to lift the automatic stay to take any action permitted to be taken by the Creditor hereunder.

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9. Until such time as the Senior Debt is Paid in Full and Bank no longer has any obligation to extend credit to Borrower, Creditor irrevocably appoints Bank as Creditor’s attorney in fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any Insolvency Proceeding involving Borrower:

(a) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to thirty (30) days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(b) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt if Creditor does not do so prior to thirty (30) days before the expiration of the time to do so, in any manner that Bank deems appropriate for the enforcement of its rights hereunder; provided that Creditor shall not accept or reject any plan of reorganization or arrangement or otherwise vote its claims in respect of any Subordinated Debt, unless such plan either (i) results in the Senior Debt being Paid in Full, or (ii) is agreed to by the Bank.

10. Until such time as the Senior Debt is Paid in Full and Bank no longer has any obligation to extend credit to Borrower, Creditor agrees that it will not object to or oppose (i) the sale of the Borrower, or any Guarantor or (ii) the sale or other disposition of any property of the Borrower or any Guarantor, if, in each case, Bank has consented to such sale of the Borrower or any Guarantor or sale or disposition of any property of the Borrower or any Guarantor, and whether or not such sale is conducted under Section 363 of the United States Bankruptcy Code as amended. If requested by Bank, Creditor shall affirmatively consent to such sale or disposition and shall take all necessary actions and execute such documents and instruments as Bank may reasonably request in connection with and to facilitate such sale or disposition including, but not limited to, releasing any security interests held by Creditor in such property and filing any terminations of security interests of Creditor in such property. If Creditor fails to take such actions within five (5) days of Bank’s request, Creditor irrevocably appoints Bank as Creditor’s attorney in fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option to take such actions. Furthermore, Creditor agrees to cooperate with Bank and to take all actions that Bank may reasonable require to enable Bank to realize the full benefits of this Agreement.

11. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement or otherwise include a statement to that effect in the Subordinated Loan Agreement. No amendment of the Subordinated Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the Liens that Creditor may have in any Collateral. Creditor acknowledges and agrees that the provisions of the Subordinated Loan Agreement and any Subordinated Loan Documents may not be amended or modified if the effect of such amendment or substitution is to: (a) increase any rate of cash interest or applicable cash interest rate margin related to the Subordinated Debt other than an increase of not more than three percentage points (3.00%) from the rate or margin as in effect on the date hereof, except in connection with the imposition of a default rate of interest in accordance with the terms of the Subordinated Loan Documents as in effect on the date hereof and fluctuations in the base rate; (b) change the dates upon which payments of principal or interest are due on the Subordinated Debt other than to extend any such dates; (c) increase the outstanding principal amount of the loans or such other credit accommodations under the Subordinated Debt to a principal amount that would exceed the Subordinated Debt Cap; (d) make the terms (other than changes in principal and/or interest payments to the extent expressly permitted under this section), provisions covenants and/or events of default materially more restrictive on the Borrower than those in effect on the date of this Agreement (other than modifications or additions to reflect conforming changes made with respect to the corresponding provisions contained in the Senior Loan Documents, so long as any applicable set back or cushion is maintained) or (e) add collateral.

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12. This Agreement shall remain effective until such time that the Senior Debt is Paid in Full and Bank no longer has any obligation to extend credit to Borrower. If, at any time after the Senior Debt is Paid in Full any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower or any Guarantor), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount (not to exceed the Senior Debt Cap), extending the time of payment, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower, Guarantor, or any other person. Notwithstanding anything to the contrary set forth herein, Bank acknowledges and agrees that the provisions of the Senior Loan Agreement and any Senior Loan Documents may not be amended or modified if the effect of such amendment or substitution is to increase any rate of cash interest or applicable cash interest rate margin related to the Senior Debt other than an increase of not more than three percentage points (3.00%) from the rate or margin as in effect on the date hereof, except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Loan Documents as in effect on the date hereof and fluctuations in the base rate. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor waives the benefits, if any, of Civil Code sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

13. Until the payment in full of Senior Debt, (i) the Bank shall have the sole and exclusive right to adjust and settle any claim under any insurance policy covering the Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting any Collateral, (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid to Bank pursuant to the terms of the Senior Loan Documents and after the payment in full of Senior Indebtedness has occurred, to Subordinated Creditor to the extent required under the Subordinated Loan Agreement, and (iii) if Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to Bank.

14. (a) Subject to the limitations set forth herein, after the occurrence of any of the following: (i) acceleration by Bank of the Senior Debt in accordance with the terms of the Senior Loan Documents or (ii) an Insolvency Proceeding has commenced (each a “Purchase Trigger Event”), Creditor shall have the option (but not the obligation) to purchase all (but not less than all) of the Senior Debt (including any DIP Financing provided by Bank) (the “Purchase Option”); provided that such Purchase Option shall expire if Creditor fails to deliver a written notice exercising the Purchase Option pursuant to this Agreement (the “Purchase Notice”) to Bank within twenty (20) days following the occurrence of a Purchase Trigger Event. The Purchase Notice, once delivered to Bank, shall be irrevocable. After the expiration of such twenty (20) day period (the “Notice Period”), Creditor shall not be entitled to send a Purchase Notice until the occurrence of a subsequent Purchase Trigger Event.

(b) Until (i) the delivery of a timely Purchase Notice within the Notice Period, (ii) after expiration of the Notice Period if Creditor has failed to deliver a Purchase Notice, and (iii) after Creditor has delivered a Purchase Notice within the Notice Period, but fails to consummate the purchase of the Senior Debt according to the terms hereof on or before the Purchase Date (as defined below), Bank shall be entitled to take an Enforcement Action. During the period commencing on the date a Purchase Notice is properly received by Bank and ending on the Purchase Date, Bank shall not take an Enforcement Action without the consent of Creditor (such consent not to be unreasonably withheld or delayed), except as Bank deems necessary, in the exercise of its good faith credit judgment, to protect and preserve the Senior Debt or Collateral.

(c) On the date (the “Purchase Date”) specified in the Purchase Notice (which shall not be less than fifteen (15) business days, nor more than twenty (20) business days, after the receipt by Bank of the Purchase Notice), subject to any required approval of any court or other governmental authority, Bank shall sell to Creditor, and Creditor shall purchase from Bank, without recourse, representation or warranty, the Senior Debt and assume all financing commitments and other duties, liabilities, and obligations of Bank under the Senior Loan Documents. Such purchase and sale shall be made pursuant to Bank’s standard sale and assignment agreement, but without recourse and without representation or warranty by Bank of any kind whatsoever, except that Bank shall represent and warrant: (i) the amount of the Senior Debt being purchased from Bank; (ii) that Bank owns the Senior Debt free and clear of any liens created by Bank; and (iii) Bank has the right to assign the Senior Debt; provided, however, that Bank shall retain its rights with respect to the indemnification obligations of Borrower under the Senior Loan Documents for all claims accrued or arising in respect of periods prior to the consummation of the purchase hereunder. Creditor shall have, and shall represent that it has, conducted, and that it shall be responsible for, its own independent due diligence necessary to evaluate the Senior Loan Documents and the Senior Debt, and such other due diligence, as it deems necessary or appropriate to complete the purchase of the Senior Debt.

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(d) On the Purchase Date, Creditor shall:

(i) as the purchase price (the “Purchase Price”), pay to Bank, in immediately available funds, an amount equal to all outstanding Senior Debt as of the Purchase Date, at par, including, without limitation, principal (including principal above the Senior Debt Cap), end-of-term payments, prepayment premiums, break-funding or similar costs, interest, fees, costs and expenses (including, without limit, any attorneys’ fees and costs), and other obligations, liabilities or charges that accrue in respect of the Senior Debt);

(ii) furnish cash collateral (“Cash Collateral”) to Bank that is satisfactory to Bank (or make such other accommodations as are reasonably agreed between Bank and Creditor with respect to such obligations): (A) in an amount equal to one hundred fifteen percent (115.0%) of the face amount of all letters of credit issued by Bank upon the application of and/or for the account of Borrower or any Guarantor, plus all interest, reasonable fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), and (B) in an amount equal to Bank’s estimate (in its good faith business judgment) of the amount necessary to cover any credit exposure in respect of all treasury or cash management, ACH transactions or other bank services provided by it to Borrower or any Guarantor and any other contingent obligations (all of the foregoing in clause (A) and clause (B) being “Reimbursement Obligations”), to fully cash collateralize and secure such Reimbursement Obligations; and

(iii) remit the Purchase Price and Cash Collateral by wire transfer in immediately available funds to such bank account as Bank may specify.

(e) Creditor shall agree to pay or reimburse Bank for any loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees and legal expenses) in connection with: any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to Bank and/or as to which Bank has not yet received final payment.

(f) If Creditor’s purchase of the Senior Debt hereunder fails to be consummated by the Purchase Date for any reason other than a breach by Bank of its obligations under this Purchase Option pursuant to this Section 13 or the purchase documents, then, (i) this Purchase Option shall terminate and be of no further force and effect, and Bank shall have no further obligation to Creditor with respect to the Purchase Option, and (ii) Bank may take Enforcement Action with respect to the Senior Debt and the Collateral and take such further actions as it deems appropriate in its sole discretion in accordance with the Senior Loan Documents and this Agreement, and shall retain all rights and claims against Creditor resulting from such failure by Creditor to consummate the purchase of the Senior Debt.

(g) Creditor shall indemnify, defend and hold Bank and its officers, directors, shareholders, affiliates, agents, partners, members and employees (each an “Indemnitee”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including, without limitation, reasonable attorney fees and expenses) that any Indemnitee incurs or suffers as a result of or arising out of (i) Creditor’s exercise of the Purchase Option; (ii) any action taken by Creditor with respect to the Senior Debt following the consummation of the purchase of the Senior Debt hereunder; or (iii) the breach of any of Creditor’s representations, warranties, covenants or agreements in this Agreement or the purchase documents, in each case, except to the extent such liability claim, cost, loss, judgment, damage or expense is the result of the willful misconduct or gross negligence of such Indemnitee, as determined by a final non-appealable ruling by a court of competent jurisdiction or other tribunal.

(h) All Senior Debt in excess of the Senior Debt Cap shall continue to be secured by the Collateral in accordance with the terms of the Senior Loan Documents, and Bank shall retain all rights to receive payments (and to exercise its rights and remedies) in respect thereof, but only after the payment in full in cash of the Subordinated Debt.

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(i) Borrower irrevocably consents to the existence of this Purchase Option and to any assignment effected pursuant thereto, and hereby agrees that no further consent from Borrower or any Guarantor or any other obligor shall be required. Furthermore, Borrower agrees to indemnify, release and hold Bank harmless from and against any and all liabilities, claims, costs, losses, judgments, damages or expenses (including, without limitation, reasonable attorney fees and expenses) incurred or suffered in connection with or as a result of any assignment or sale of the Senior Debt and/or any actions taken by Bank after exercise of the Purchase Option.

(j) Upon the consummation of a purchase and sale pursuant to the Purchase Option, Creditor (and not Bank) will thereafter be obligated pursuant to the terms of the Senior Loan Documents and responsible for the discharge and performance of all of the duties, responsibilities and obligations of Bank under the Senior Loan Documents, and Bank will thereafter be released from and discharged of its duties, responsibilities and obligations under or in connection with the Senior Debt and Senior Loan Documents.

15. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank, provided, however, Creditor agrees that, prior and as conditions precedent to Creditor assigning all or any portion of the Subordinated Debt: (a) Creditor shall give Bank prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Creditor. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

16. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature of an authorized signer of such party shall be effective as delivery of an original executed counterpart of this certificate, and shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature of an authorized signer of such party, also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

17. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Bank, Creditor, or Borrower, as the case may be, at the address set forth below each party in its respective signature block. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties.

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18. THE PARTIES HEREBY AGREE THAT THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, INSTRUMENTS AND AGREEMENTS RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. CREDITOR, BORROWER AND BANK EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA, AND ANY APPELLATE COURT THEREOF, (II) AGREES THAT ALL ACTIONS AND PROCEEDINGS BASED UPON, ARISING OUT OF, RELATING TO OR OTHERWISE CONCERNING THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO THIS AGREEMENT, INCLUDING ALL CLAIMS FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, SHALL SOLELY AND EXCLUSIVELY BE BROUGHT, HEARD, AND DETERMINED (LITIGATED) IN SUCH COURTS, (III) ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE SOLE AND EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (IV) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED UPON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO BRINGING OR MAINTAINING ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION, AND (V) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY SUCH OTHER DOCUMENT, INSTRUMENT OR AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST, CREDITOR OR ITS PROPERTIES OR BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY LIENS OR SECURITY INTERESTS IN FAVOR OF BANK ON ANY OF CREDITOR’S PROPERTIES OR ASSETS OR BORROWER’S PROPERTIES OR ASSETS.

19. JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

20. JUDICIAL REFERENCE PROVISION.

(i) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(ii) With the exception of the items specified in Section 14(c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(iii) The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Judicial Reference Provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference proceeding pursuant to this Judicial Reference Provision as provided herein.

(iv) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

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(v) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(vi) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vii) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(viii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(ix) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(x) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS JUDICIAL REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS JUDICIAL REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

21. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

22. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor hereby assumes responsibility of keeping itself informed of the financial condition of Borrower, and any and all Guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Creditor hereby agrees that Bank shall not have any duty to advise Creditor of information known to Bank regarding such condition. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement. This Agreement may be amended only by written instrument signed by Creditors and Bank.

[Remainder of page left intentionally blank; Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Bank”

COMERICA BANK

By:
Name:	Shane Merkord
Title:	Vice President

Comerica Bank
M/C 7578
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services

With a copy to:
Comerica Bank
300 W. 6th Street, Suite 1950
Austin, TX 78701
Attn: Shane Merkord
Email: sgmerkord@comerica.com

“Creditor”

BROADOAK FUND V, L.P.

By:
Name:	William Snider
Title:	Manager

BroadOak Fund V, L.P.
4800 Montgomery Lane, Suite 230
Bethesda, MD 20814
Attention: Manager
Email: compliance@broadoak.com

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Subordination and Intercreditor Agreement (18083892)]

The undersigned approves of the terms of this Agreement.

INTERPACE BIOSCIENCES, INC.

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE PHARMA SOLUTIONS, INC.

By:
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

c/o Interpace Biosciences, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, NJ 07054

Attn: Thomas Freeburg, CFO

Email: tfreeburg@interpace.com

[Signature Page to Subordination and Intercreditor Agreement (18083892)]